As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRINKER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-1914582
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(972) 980-9917

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Guy J. Constant

Executive Vice President and Chief Financial Officer

Brinker International, Inc.

6820 LBJ Freeway

Dallas, Texas 75240

(972) 980-9917

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bryan McCrory Vice President and Assistant General Counsel Brinker International, Inc. 6820 LBJ Freeway Dallas, Texas 75240	Bruce Hallett Hallett & Perrin, P.C. 1445 Ross Avenue, Suite 2400 Dallas, Texas 75202

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)(2)
Debt Securities

(1)	There is being registered hereunder such indeterminate amount of debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities.
(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement.

PROSPECTUS

BRINKER INTERNATIONAL, INC

Debt Securities

We may issue and sell from time to time, in one or more offerings, the debt securities described in this prospectus, at prices and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer debt securities for sale, we will provide a prospectus supplement that contains specific information about the offering and the terms of the debt securities being offered. You should read carefully this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

Investing in our debt securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 2. In addition, risks associated with any investment in our debt securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”

We may sell these debt securities directly, through agents, dealers or underwriters as designated from time to time on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the sale of any debt securities, the relevant prospectus supplement will set forth any plan of distribution and any applicable commissions or discounts. This prospectus may not be used to consummate sales of debt securities unless accompanied by the applicable prospectus supplement.

Our address is 6820 LBJ Freeway, Dallas, Texas 75240, and our telephone number is (972) 980-9917.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the debt securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read and consider carefully this prospectus, any prospectus supplement and the additional information in the documents referenced under the heading “Where You Can Find More Information.”

This prospectus may only be used where it is legal to sell the offered securities.

Any information in subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with any information concerning any offering of securities other than what is included or incorporated by reference in this prospectus, any prospectus supplement and in any free writing prospectus prepared by us or on our behalf or to which we refer you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference is accurate only as of the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

The terms “we,” “our,” “us” and “Brinker” refer to Brinker International, Inc. and its subsidiaries, unless the context suggests otherwise. The terms “you” and “your” refers to the prospective investor.

ABOUT BRINKER INTERNATIONAL, INC.

We own, develop, operate and franchise the Chili’s Grill & Bar (“Chili’s”) and Maggiano’s Little Italy (“Maggiano’s”) restaurant brands. The Company was organized under the laws of the State of Delaware in September 1983 to succeed to the business operated by Chili’s, Inc., a Texas corporation organized in August 1977. We completed the acquisition of Maggiano’s in August 1995.

Chili’s, a recognized leader in the Bar & Grill category of casual dining, has been operating restaurants for 38 years. Chili’s also enjoys a global presence with locations in 32 foreign countries and two U.S. territories around the world. Consistent in all locations, whether domestic or international and company-owned or franchised, Chili’s passion is making our guests feel special. Our team members, referred to as ChiliHeads, take special pride in serving America’s Favorites…Like No Place Else.

Chili’s varied menu features America’s favorites boldly flavored and freshly prepared, including several signature items such as Baby Back Ribs smoked in-house, Big Mouth Burgers, Sizzling Fajitas, hand-battered Chicken Crispers and house-made Chips and Salsa, along with our new offerings of house-baked Pizzas and Flatbreads. The all-day menu offers our guests a generous selection of appetizers, entrees and desserts at affordable prices. A special lunch section is available on weekdays. In addition to our flavorful food, Chili’s offers a full selection of alcoholic beverages available from the bar, with margaritas and draft beer being favorites of our guests. For guests seeking convenience, Chili’s offers To Go service that can be ordered by calling the restaurant or on-line or via mobile app, and most Chili’s offer a separate To Go entrance for service.

Maggiano’s is a full-service, national, casual dining Italian restaurant brand with a passion for making people feel special. The exterior of each Maggiano’s restaurant varies to reflect local architecture; however, the interior of all locations transport our guests back to a classic Italian-American restaurant in the style of New York’s Little Italy in the 1940s. Our Maggiano’s restaurants feature individual and family-style menus, and our restaurants also have extensive banquet facilities designed to host large party business or social events. We have a full lunch and dinner menu offering chef-prepared, classic Italian-American fare in the form of appetizers, entrées with bountiful portions of pasta, chicken, seafood, veal and prime steaks, and desserts. Our Maggiano’s restaurants also offer a full range of alcoholic beverages, including a selection of premium wines. In addition, Maggiano’s offers a full carryout menu as well as local delivery services.

RISK FACTORS

An investment in our debt securities involves a high degree of risk. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition and cash flows, or the value of the debt securities. These risks and uncertainties include those described in other documents incorporated by reference into this prospectus. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including the information we incorporate by reference, regarding future financial performance, capital sources and results of operations and other statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such statements are those concerning strategic plans, expectations and objectives for future operations and performance. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” “could,” “should,” “may,” or similar expressions are intended to be among the statements that identify forward-looking statements.

Such statements are subject to numerous risks, uncertainties and assumptions, some of which are beyond our ability to control, including, but not limited to, the risks and uncertainties described under “Risk Factors” above and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and the following:

•	The effect of competition on our operations and financial results;

•	The impact of the global economic crisis on our business and financial results in fiscal 2013 and the material effect of a prolonged economic recovery on our future results;

•

The impact of the current weak economic recovery on our landlords or other tenants in retail centers in which we or our franchisees are located, which in turn could negatively affect our financial results;

•	The risk inflation may increase our operating expenses;

•	The effect of potential changes in governmental regulation on our ability to maintain our existing and future operations and to open new restaurants;

•	Increases in energy costs and the impact on our profitability;

•	Increased costs or reduced revenues from shortages or interruptions in the availability and delivery of food and other supplies;

•	Our ability to consummate successful mergers, acquisitions, divestitures and other strategic transactions that are important to our future growth and profitability;

•	The inability to meet our business strategy plan and the impact on our profitability in the future;

•	The success of our franchisees to our future growth;

•	The general decrease in sales volumes during winter months;

•	Unfavorable publicity relating to one or more of our restaurants in a particular brand that may taint public perception of the brand;

•	Litigation could have a material adverse impact on our business and our financial performance;

•	Dependence on information technology and any material failure of that technology or our ability to execute a comprehensive business continuity plan;

•	Outsourcing of certain business processes to third-party vendors that subject us to risk, including disruptions in business and increased costs;

•	Continuing disruptions in the global financial markets that adversely impact the availability and cost of credit and consumer spending patterns;

•

Declines in the market price of our common stock or changes in other circumstances that may indicate an impairment of goodwill possibly adversely affecting our financial position and results of operations;

•

Changes to estimates related to our property and equipment, or operating results that are lower than our current estimates at certain restaurant locations, possibly causing us to incur impairment charges on certain long-lived assets;

•	Failure to protect the integrity and security of individually identifiable data of our guests and teammates possibly exposing us to litigation and damage our reputation; and

•	Identification of material weakness in internal control may adversely affect our financial results.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which are applicable only on the date hereof. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of debt securities that we may offer and sell from time to time under this prospectus for general corporate purposes. These purposes may include the repayment, refinancing or redemption of indebtedness, capital expenditures, repurchases from time to time of our common stock and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratios of earnings to fixed charges on a consolidated basis for each of the periods indicated:

	Thirty-Nine Week Period Ended March 27, 2013	Fiscal Years
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	4.70	4.49	3.96	3.15	2.11	1.51

For purposes of this table, “earnings” consists of pre-tax income from continuing operations plus fixed charges, amortization of capitalized interest and equity investee losses and less capitalized interest. “Fixed charges” consists of interest expense, capitalized interest and the estimated interest component of rental expense. We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms that we anticipate will be common to all series of debt securities. Please note that the terms of any series of debt securities that we may offer may differ significantly from the common terms described in this prospectus. Many of the other terms of any series of debt securities that we offer, and any differences from the common terms described in this prospectus, will be described in the prospectus supplement for such securities to be attached to the front of this prospectus.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, a document called an indenture will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on behalf of the purchasers of the debt securities. We have entered into an indenture with Wilmington Trust, National Association, as trustee (the “indenture”), which is subject to the Trust Indenture Act of 1939. The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture will be supplemented by a supplemental indenture or officers’ certificate to be entered into concurrently with the delivery of each series of debt securities (as so supplemented, the “indenture”).

We have summarized in this section certain general terms and provisions of the indenture to which any prospectus supplement may relate. This summary is not complete. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this section by reference. You should read the indenture for additional information before you buy any debt securities. Each time we offer debt securities for sale, we will provide a prospectus supplement that contains specific information about and the terms of the debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those contained in that prospectus supplement.

General

The debt securities will be our direct, unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. The indenture will not limit the amount of debt securities that we may issue and will permit us to issue debt securities from time to time. The indenture provides that debt securities may be issued up to the aggregate principal amount which may be authorized by us from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us pursuant to the indenture.

A prospectus supplement relating to each series of debt securities being offered will include specific terms relating to the offering. These terms of the series of debt securities outlined in the prospectus supplement will include some or all of the following:

•	the title of the series of debt securities;

•	the total principal amount (or any limit on the total principal amount) of the series of debt securities;

•	the maturity date of the series;

•	the interest rate on the series of debt securities, if any;

•	the date from which interest will accrue;

•	the record dates for interest payable on the series of the debt securities;

•	the date when and place where and manner in which principal and interest are payable;

•	the name of the paying agent and registrar for the series of debt securities;

•	the terms of any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the series of debt securities prior to their final maturity;

•	the terms of any mandatory redemptions (including any sinking fund provisions) that would obligate us to redeem the series of debt securities prior to their final maturity;

•	if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which any of our debt securities are issuable;

•	the currency or currencies in which the debt securities will be denominated and payable;

•

if payments may be made in a currency other than that in which the series of debt securities is denominated, the manner of determining such payments, including the currency in which the series may be paid and the calculation of exchange rates;

•	whether and upon what terms the debt securities may be defeased or discharged;

•	the events of default;

•	applicable covenants;

•

whether the debt securities will be issued in certificated form or book-entry form and whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;

•	the form of the series of debt securities;

•	the terms of any right to convert or exchange the debt securities into any other securities or property; and

•	any other terms of the debt securities.

The indenture does not limit the amount of debt securities that we are authorized to issue from time to time. The indenture also provides that there may be multiple series of debt securities issued thereunder and more than one trustee thereunder, each for one or more series of debt securities. We may issue debt securities with terms different from those of debt securities already issued. Without the consent of the holders of the outstanding debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when we created that series.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

Trustee

There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated, any action described herein to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Payment; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or where you can transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each or multiples of $1,000.

Original Issue Discount

Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security pursuant to the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

PLAN OF DISTRIBUTION

We may sell the debt securities to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the debt securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of the debt securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which the debt securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered debt securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such debt securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the debt securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Under certain circumstances, we may repurchase the debt securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered debt securities by dealers.

We may also offer and sell the debt securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the debt securities so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Hallett & Perrin, P.C. has rendered an opinion with respect to the validity of the debt securities that may be offered under this prospectus. We have filed this opinion as an exhibit to the registration statement of which this prospectus is part. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements as of June 29, 2011 and June 27, 2012 and for each of the years in the three-year period ended June 27, 2012 and our assessment of the effectiveness of internal control over financial reporting as of June 27, 2012 included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2012, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their reports appearing therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering:

•

our Annual Report on Form 10-K for the fiscal year ended June 27, 2012 filed with the SEC on August 27, 2012, including portions of our Proxy Statement for our 2012 annual meeting of shareholders filed September 18, 2012, to the extent incorporated by reference into such Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 2012 and December 26, 2012 filed with the SEC on November 5, 2012 and February 4, 2013, respectively; and

•

our Current Reports on Form 8-K filed with the SEC on August 23, 2012, October 11, 2012, November 8, 2012, November 9, 2012, November 28, 2012, January 3, 2013, February 8, 2013, February 13, 2013, February 27, 2013, and March 5, 2013.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Brinker International, Inc.

6820 LBJ Freeway

Dallas, Texas 75240

Attention: Investor Relations Department

Telephone: (972) 980-9917

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Brinker International, Inc., a Delaware corporation (the “Company” or the “Registrant”), in connection with the offering described in this Registration Statement.

Registration fee*		*

Printing expenses		†

Accounting fees and expenses		†

Legal fees and expenses		†

Trustee fees and expenses		†

Rating agency fees		†

Miscellaneous		†

Total	†

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), and are not estimable at this time.

†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Statutory Indemnification

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Indemnification under Our Governing Documents

The Ninth Article of the Company’s Certificate of Incorporation provides that no director shall be liable to the company or its stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not eliminated or limited (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

Article VI, Section 2 of the Company’s by-laws provides, in general, that the company shall indemnify its directors and officers under the circumstances defined in Section 145 of the Delaware General Corporation Law.

Contractual Indemnification

The Company has obtained an insurance policy insuring the directors and officers of the Company against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries. The Company has entered into agreements with its directors and officers indemnifying such directors and officers against certain liabilities arising out of their service as directors and officers of the Company.

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated April 30, 2013, by and between the Registrant and Wilmington Trust, National Association.

5.1	Opinion of Hallett & Perrin, P.C.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Hallett & Perrin, P.C. (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature pages to this Registration Statement)

25.1	Statement of Eligibility of Wilmington Trust, National Association on Form T-1

*	To be incorporated by reference from a Current Report on Form 8-K.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 30, 2013.

BRINKER INTERNATIONAL, INC.

By:	/s/ Guy J. Constant
Guy J. Constant
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Guy J. Constant and Roger F. Thomson, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and on April 30, 2013.

Name	Position	Date

/s/ Wyman T. Roberts	President and Chief Executive Officer (Principal Executive Officer) and Director	April 30, 2013
Wyman T. Roberts

/s/ Guy J. Constant	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2013
Guy J. Constant

/s/ Douglas H. Brooks	Director	April 30, 2013
Douglas H. Brooks

/s/ Joseph M. DePinto	Director	April 30, 2013
Joseph M. DePinto

/s/ Harriet Edelman	Director	April 30, 2013
Harriet Edelman

/s/ Michael A. George	Director	April 30, 2013
Michael A. George

/s/ William T. Giles	Director	April 30, 2013
William T. Giles

/s/ Gerardo Lopez	Director	April 30, 2013
Gerardo Lopez

/s/ Jon L. Luther	Director	April 30, 2013
Jon L. Luther

/s/ John W. Mims	Director	April 30, 2013
John W. Mims

/s/ George R. Mrkonic	Director	April 30, 2013
George R. Mrkonic

/s/ Rosendo G. Parra	Director	April 30, 2013
Rosendo G. Parra